    As filed with the Securities and Exchange Commission on July 2, 1999
                                                  Registration No. 333-
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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                    ------------

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                    ------------

                                 F5 NETWORKS, INC.

               (Exact name of registrant as specified in its charter)

       WASHINGTON                                       91-1714307
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                    ------------

                          200 FIRST AVENUE WEST, SUITE 500
                             SEATTLE, WASHINGTON 98119
                      (Address of principal executive offices)

                                    ------------

                             1998 EQUITY INCENTIVE PLAN
                    AMENDED AND RESTATED 1996 STOCK OPTION PLAN
           AMENDED AND RESTATED DIRECTORS' NONQUALIFIED STOCK OPTION PLAN
                   1999 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                         1999 EMPLOYEE STOCK PURCHASE PLAN
                             (Full title of the plans)

                                 ROBERT CHAMBERLAIN
                              CHIEF FINANCIAL OFFICER
                                 F5 NETWORKS, INC.
                          200 FIRST AVENUE WEST, SUITE 500
                             SEATTLE, WASHINGTON  98119
                                   (206) 505-0816
            (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)

                                    ------------

                                     COPIES TO:
                              PATRICK A. POHLEN, ESQ.
                               THOMAS B. YOUTH, ESQ.
                                 COOLEY GODWARD LLP
                                5200 CARILLON POINT
                            KIRKLAND, WASHINGTON  98033
                                   (425) 893-7700

                                    ------------

                          CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
    Title of Securities                                 Proposed Maximum Offering   Proposed Maximum Aggregate      Amount of
     to be Registered        Amount to be Registered       Price per Share (1)          Offering Price (1)       Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value                            (see Notes to Calculation of
         per share               5,099,441 shares           Registration Fee)             $74,517,671.00            $20,716.00
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to outstanding options granted by F5 Networks, Inc. (the "Company") under (i) the 1998 Equity Incentive Plan, (ii) the Amended and Restated 1996 Stock Option Plan, (iii) the Amended and Restated Directors' Nonqualified Stock Option Plan, and (iv) the 1999 Non-Employee Directors' Stock Option Plan or (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq Stock Market for June 28, 1999, for shares reserved for future issuance pursuant to (i) the 1998 Equity Incentive Plan, (ii) the Amended and Restated 1996 Stock Option Plan, (iii) the Amended and Restated Directors' Nonqualified Stock Option Plan, (iv) the 1999 Non-Employee Directors' Stock Option Plan and (v) the 1999 Employee Stock Purchase Plan (pursuant to Rule 457(c) under the Securities Act).

                      NOTES TO CALCULATION OF REGISTRATION FEE

The chart below details the calculations of the registration fee:

                                                                           OFFERING PRICE PER             AGGREGATE OFFERING
          TYPE OF SHARES                      NUMBER OF SHARES                    SHARE                          PRICE
          --------------                      ----------------             ------------------             ------------------
Shares issuable pursuant to                         598,690                         $4.41                    $2,640,223.00
outstanding options under the 1998
Equity Incentive Plan

Shares reserved for future                        1,532,019                        $26.00                   $39,832,494.00
issuance pursuant to the 1998
Equity Incentive Plan

Shares issuable pursuant to                       1,766,122                         $0.44                    $777,094.00
outstanding options under the
Amended and Restated 1996 Stock
Option Plan

Shares reserved for future                          102,610                        $26.00                    $2,667,860.00
issuance pursuant to the Amended
and Restated 1996 Stock Option
Plan

Shares issuable pursuant to                               *                             -                                -
outstanding options under the
Amended and Restated Directors'
Nonqualified Stock Option Plan

Shares reserved for future                                *                             -                                -
issuance pursuant to the Amended
and Restated Directors'
Nonqualified Stock Option Plan

Shares issuable pursuant to                               0                             -                                -
outstanding options under the 1999
Non-Employee Directors'  Stock
Option Plan

Shares reserved for future                          100,000                        $26.00                    $2,600,000.00
issuance pursuant to the 1999 Non-
Employee Directors' Stock Option
Plan

Shares reserved for issuance                      1,000,000                        $26.00                   $26,000,000.00
pursuant to the 1999 Employee
Stock Purchase Plan

Proposed Maximum Offering Price                                                                             $74,517,671.00


Registration Fee                                                                                                $20,716.00

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* Options granted out of the Amended and Restated Directors' Nonqualified
  Stock Option Plan are taken from the shares reserved under the Amended and Restated 1996 Stock Option Plan.

                             PART II

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by F5 Networks, Inc., a Washington corporation (the "Company"), with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The final prospectus filed under Rule 424(b) of the Securities Act contained in the Company's Registration Statement on Form S-1 (File No. 333-75817), filed June 4, 1999, under the Securities Act including any amendments or reports filed for the purpose of updating such prospectus; and

     (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed May 11, 1999, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Kirkland, Washington ("Cooley Godward").

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's articles of incorporation limit the liability of directors to the fullest extent permitted by the Washington Business Corporation Act as it currently exists. Consequently, subject to the Washington Business Corporation Act, no director will be personally liable to the Company or its shareholders for monetary damages resulting from his or her conduct as a director, except liability for (1) acts or omissions involving intentional misconduct or knowing violations of law; (2) unlawful distributions; or (3) transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

     The Company's articles of incorporation also provide that the Company may indemnify any individual made a party to a proceeding because that individual is or was a director or officer, and this right to indemnification will continue as to an individual who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors or administrators. Any repeal of or modification to our articles of incorporation may not adversely affect any right of a director or officer who is or was a director or officer at the time of any repeal or modification. To the extent the provisions of our articles of incorporation provide for indemnification of directors or officers for liabilities arising under the Securities Act 1933, those provisions are, in the opinion of the Securities and Exchange Commission (the "Commission"), against public policy as expressed in the Securities Act and they are therefore unenforceable.

     The Company's bylaws provide that it will indemnify our directors and officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law.

     The Company has entered into agreements to indemnify directors and certain officers, in addition to indemnification provided for in the Company's articles of incorporation or bylaws. These agreements, among other things, indemnify the Company's directors and certain officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any of these persons in any action or proceeding, including any action by the Company arising out of the person's services as the Company's director or officer or any other company or enterprise to which the person provides services at the Company's request. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. The Company also currently maintains liability insurance for officers and directors.

                                     1.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS


EXHIBIT
NUMBER

 4.1*   Second Amended and Restated Articles of Incorporation.

 4.2*   Amended and Restated Bylaws.

 4.3*   Specimen Stock Certificates.

 5.1    Opinion of Cooley Godward LLP.

23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1    Power of Attorney is contained on the signature pages.

99.1*   1998 Equity Incentive Plan.

99.2*   Form of Option Agreement under the 1998 Equity Incentive Plan.

99.3*   Amended and Restated 1996 Stock Option Plan.

99.4* Form of Option Agreement under the Amended and Restated 1996 Stock Option Plan.

99.5*   Amended and Restated Directors' Nonqualified Stock Option Plan.

99.6* Form of Option Agreement under the Amended and Restated Directors' Nonqualified Stock Option Plan.

99.7*   1999 Non-Employee Directors' Stock Option Plan.

99.8* Form of Option Agreement under the 1999 Non-Employee Directors' Stock Option Plan.

99.9*   1999 Employee Stock Purchase Plan.

* Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (333-75817), declared effective by the Commission on June 3, 1999.

ITEM 9.   UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered

                                     2.

would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     3.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on July 2, 1999.

                                   F5 NETWORKS, INC.
                                   a Washington corporation

                                   By:    /s/ Jeffrey S. Hussey
                                          -------------------------------------
                                          Jeffrey S. Hussey
                                   Title: Chief Executive Officer and President

                                 POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey S. Hussey and Robert J. Chamberlain, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                          TITLE                      DATE

/s/ Jeffrey S. Hussey        Chief Executive Officer and        July 2, 1999
---------------------------  President
JEFFREY S. HUSSEY

/s/ Robert J. Chamberlain    Chief Financial Officer and        July 2, 1999
---------------------------  Treasurer (Principal Financial
ROBERT J. CHAMBERLAIN        and Accounting Officer)

/s/ Carlton G. Amdahl        Director                           July 2, 1999
---------------------------
CARLTON G. AMDAHL

/s/ Kimberley D. Davis       Director                           July 2, 1999
---------------------------
KIMBERLEY D. DAVIS

/s/ Alan J. Higginson        Director                           July 2, 1999
---------------------------
ALAN J. HIGGINSON

/s/ Sonja L. Hoel            Director                           July 2, 1999
---------------------------
SONJA L. HOEL

/s/ Kent L. Johnson          Director                           July 2, 1999
---------------------------
KENT L. JOHNSON

                                     4.

                                 EXHIBIT INDEX

Exhibit
Number

 4.1*   Second Amended and Restated Articles of Incorporation.

 4.2*   Amended and Restated Bylaws.

 4.3*   Specimen Stock Certificates.

 5.1    Opinion of Cooley Godward LLP.

23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1    Power of Attorney is contained on the signature pages.

99.1*   1998 Equity Incentive Plan.

99.2*   Form of Option Agreement under the 1998 Equity Incentive Plan.

99.3*   Amended and Restated 1996 Stock Option Plan.

99.4* Form of Option Agreement under the Amended and Restated 1996 Stock Option Plan.

99.5*   Amended and Restated Directors' Nonqualified Stock Option Plan.

99.6* Form of Option Agreement under the Amended and Restated Directors' Nonqualified Stock Option Plan.

99.7*   1999 Non-Employee Directors' Stock Option Plan.

99.8* Form of Option Agreement under the 1999 Non-Employee Directors' Stock Option Plan.

99.9*   1999 Employee Stock Purchase Plan.

* Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (333-75817), declared effective by the Commission on June 3, 1999.

                                     5.